Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO EXCHANGE ACT RULE 13a-14(a) OR 15d-14(a), AS ADOPTED PURSUANT TO
SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Robert Yu Lang Mao, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Energy Recovery, Inc. for the period ended December 31, 2019; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 10, 2020	/s/ ROBERT YU LANG MAO
	Name:	Robert Yu Lang Mao
	Title:	President and Chief Executive Officer
(Principal Executive Officer )